                                                           Exhibit No. EX-99.m.2

                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                         (Effective September 20, 2006)

     Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Gartmore Mutual
Funds (the "Trust"):

Fund                                                              Classes
Gartmore Mid Cap Growth Leaders Fund                             A, B, C, R
Gartmore Growth Fund                                             A, B, C, R
Gartmore Nationwide Fund                                         A, B, C, R
Gartmore Bond Fund                                         A, B, C, R, X, Y
Gartmore Tax-Free Income Fund                                 A, B, C, X, Y
Gartmore Government Bond Fund                              A, B, C, R, X, Y
Gartmore Money Market Fund                                          Service
Gartmore S&P 500 Index Fund                 A, B, C, R, Service, Local Fund
Gartmore Small Cap Fund                                          A, B, C, R
Gartmore Large Cap Value Fund                                    A, B, C, R
Gartmore Short Duration Bond Fund                        A, C, Service, IRA
Gartmore U.S. Growth Leaders Fund                                A, B, C, R
Gartmore Nationwide Leaders Fund                                 A, B, C, R
Gartmore High Yield Bond Fund                                    A, B, C, R
Gartmore Value Opportunities Fund                                A, B, C, R
Gartmore Enhanced Income Fund                                          A, R
     (formerly Gartmore Morley Enhanced
     Income Fund)
Gartmore Small Cap Index Fund                                    A, B, C, R
Gartmore Mid Cap Market Index Fund                               A, B, C, R
Gartmore International Index Fund                                A, B, C, R
Gartmore Bond Index Fund                                         A, B, C, R
Gartmore Investor Destinations Aggressive Fund          A, B, C, R, Service
Gartmore Investor Destinations Moderately
      Aggressive Fund                                   A, B, C, R, Service
Gartmore Investor Destinations Moderate Fund            A, B, C, R, Service
Gartmore Investor Destinations Moderately
      Conservative Fund                                 A, B, C, R, Service
Gartmore Investor Destinations Conservative Fund        A, B, C, R, Service
Gartmore Global Technology and Communications Fund               A, B, C, R
Gartmore Global Health Sciences Fund                             A, B, C, R
NorthPointe Small Cap Growth Fund                                A, B, C, R
NorthPointe Small Cap Value Fund                                 A, B, C, R

Gartmore Emerging Markets Fund                                   A, B, C, R
Gartmore International Growth Fund                               A, B, C, R
Gartmore Worldwide Leaders Fund                                  A, B, C, R
Gartmore Global Financial Services Fund                          A, B, C, R
Gartmore Global Utilities Fund                                   A, B, C, R
Gartmore Micro Cap Equity Fund                                   A, B, C, R
Gartmore Mid Cap Growth Fund                                     A, B, C, R
Gartmore U.S. Growth Leaders Long-Short Fund                     A, B, C, R
Gartmore Convertible Fund                                        A, B, C, R
Gartmore China Opportunities Fund                                A, B, C, R
Gartmore Global Natural Resources Fund                           A, B, C, R
Gartmore Optimal                                                 A, B, C, R
         Allocations Fund: Aggressive
Gartmore Optimal                                                 A, B, C, R
         Allocations Fund: Moderately Aggressive
Gartmore Optimal                                                 A, B, C, R
         Allocations Fund: Moderate
Gartmore Optimal                                                 A, B, C, R
         Allocations Fund: Specialty
Gartmore Small Cap Leaders Fund                                  A, B, C, R
Gartmore Hedged Core Equity Fund                                 A, B, C, R
Gartmore Small Cap Growth Fund                                   A, B, C, R
Gartmore Small Cap Value Fund                                    A, B, C, R

___________________

The Plan is adopted  pursuant to Rule 12b-1 under the Investment  Company Act of
1940, as amended (the "1940 Act").

     Section 2. Subject to the  limitations on the payment of asset-based  sales charges  set  forth  in  Section  2830  of the  Conduct  Rules  of the  National
Association of Securities  Dealers,  Inc. ("NASD"),  the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class A
     Shares of the Funds; and

(b)  100 basis  points  (1.00%) of the  average  daily net assets of the Class B
     Shares of each of the  Funds,  75 basis  points  (0.75%) of which will be a
     "distribution  fee" (as  described  below) and 25 basis  points  (0.25%) of which will be a service fee; and

(c)  85 basis  points  (0.85%)  of the  average  daily net assets of the Class X
     Shares  (formerly  Class B shares)  of the  Gartmore  Bond  Fund,  Gartmore
     Tax-Free  Income Fund, and Gartmore  Government  Bond Fund, 75 basis points
     (0.75%) of which will be a distribution  fee and 10 basis points (0.10%) of which will be considered a service fee; and

(d)  100 basis  points  (1.00%) of the  average  daily net assets of the Class C
     Shares of each of the Funds which have adopted  Class C shares as described above (except the Gartmore  Money Market Fund and Gartmore  Short  Duration
     Bond Fund), 75 basis points (0.75%) of which will be a  "distribution  fee"
     (as  described  below),  and 25  basis  points  (0.25%)  of  which  will be considered a service fee; and

(e)  85 basis  points  (0.85%)  of the  average  daily net assets of the Class Y
     Shares  (formerly  Class C shares)  of the  Gartmore  Bond  Fund,  Gartmore
     Tax-Free  Income Fund, and Gartmore  Government  Bond Fund, 75 basis points
     (0.75%) of which will be a distribution  fee and 10 basis points (0.10%) of which will be considered a service fee; and

(f)  7 basis  points  (0.07%) of the average  daily net assets of the Local Fund
     Shares of the Gartmore S&P 500 Index Fund; and

(g)  15 basis  points  (0.15%) of the  average  daily net assets of the  Service
     Class  Shares of the  Gartmore  S&P 500 Index Fund and the  Gartmore  Money
     Market Fund; and

(h)  25 basis  points  (0.25%) of the  average  daily net assets of the  Service
     Class Shares of the Gartmore  Short Duration Bond Fund,  Gartmore  Investor
     Destinations  Aggressive  Fund Gartmore  Investor  Destinations  Moderately
     Aggressive Fund,  Gartmore Investor  Destinations  Moderate Fund,  Gartmore
     Investor  Destinations  Moderately  Conservative Fund and Gartmore Investor
     Destinations Conservative Fund; and

(i)  25 basis  points  (0.25%) of the average  daily net assets of the IRA Class
     Shares of the Gartmore Short Duration Bond Fund; and

(j)  50 basis  points  (0.50%)  of the  average  daily net assets of the Class R
     Shares  of  the  Funds,  25  basis  points  (0.25%)  of  which  will  be  a distribution  fee and 25 basis points (0.25%) of which will be considered a service fee.

These fees will be paid to Gartmore  Distribution  Services,  Inc.  ("GDSI") for
activities or expenses  primarily intended to result in the sale or servicing of
Fund  shares.  Except as  specifically  designated  above,  the fees may be used either as  distribution  fees or servicing  fees to the extent that they fit the descriptions  below. As described above, the following types of fees may be paid pursuant to the Plan:

(a)  a  distribution  fee for:  (i) (a)  efforts of an  Underwriter  expended in respect of or in furtherance of sales of Class B Shares,  and (b) to enable an Underwriter to make payments to other  broker/dealers and other eligible institutions (each a "Broker/Dealer") for distribution  assistance pursuant to an agreement with the Broker/Dealer;  and (ii) reimbursement of expenses
     (a)  incurred  by an  Underwriter,  and  (b)  incurred  by a  Broker/Dealer pursuant  to  an  agreement  in  connection  with  distribution  assistance including,  but not limited to, the  reimbursement of expenses  relating to printing and  distributing  advertising and sales literature and reports to shareholders  for use in  connection  with the  sales  of  Class B  Shares, processing  purchase,  exchange and redemption  requests from customers and placing  orders  with an  Underwriter  or the Funds'  transfer  agent,  and
     personnel  and  communication   equipment  used  in  servicing  shareholder
     accounts and prospective shareholder inquiries; and

(b)  a  service  fee,  if  applicable   and  not  otherwise   covered  under  an
     administrative  services plan and/or agreement,  for: (i) (a) efforts of an
     Underwriter  expended  in  servicing  shareholders  and  (b) to  enable  an
     Underwriter to make payments to a Broker/Dealer  for  shareholder  services pursuant to an agreement with the Broker/Dealer;  and (ii) reimbursement of
     expenses   (a)  incurred  by  an   Underwriter,   and  (b)  incurred  by  a
     Broker/Dealer  pursuant to an  agreement  in  connection  with  shareholder service  including,  but not limited to  personal,  continuing  services to investors.  For purposes of the Plan, a Broker/Dealer may include any of an
     Underwriter's affiliates or subsidiaries.  A service fee will be considered as such pursuant to Section 2830(b)(9) of the Conduct Rules of the NASD.

(c)  No provision of this Plan shall be  interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

     Section 3. This Plan shall not take effect until it has been  approved by a vote of at least a  majority  (as  defined  in the 1940 Act) of the  outstanding voting securities of the applicable class of each of the Funds, if adopted after any public offering of such shares,  and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

     Section 4. This Plan  shall not take  effect  with  respect to a class of a
Fund until it has been approved,  together with any related agreements, by votes of the  majority  of both (a) the Board of  Trustees  of the Trust and (b) those
Trustees of the Trust who are not  "interested  persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect  financial  interest in the operation of this Plan or any  agreements  related to this Plan (the "Rule 12b-1
Trustees"), cast in person at a meeting called for the purpose of voting on this
Plan or such agreements.

     Section 5. Unless sooner  terminated  pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes  effect  with  respect to such class and  thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

     Section 6. Any person  authorized to direct the  disposition of monies paid or  payable  by a Fund  pursuant  to this Plan or any  related  agreement  shall provide to the Board and the Board  shall  review at least  quarterly  a written report of the amounts so expended and the  purposes for which such  expenditures were made.

     Section 7. This Plan may be  terminated as to a class of a Fund at any time by vote of a majority  of the Rule 12b-1  Trustees,  or by vote of a majority of the outstanding affected class of such Fund.

     Section 8. Any agreement with any person relating to the  implementation of this Plan shall be in writing, and shall provide:

     A.   That such  agreement  may be  terminated at any time with respect to a
          Class,  without  payment of any penalty,  by vote of a majority of the
          Rule  12b-1  Trustees  or by a vote of a majority  of the  outstanding
          Class  Shares of the Fund on not more than 60 days  written  notice to any other party to the agreement; and

     B.   That such agreement shall terminate  automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase  materially  the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment  is approved in the manner  provided in Section 3 hereof.  No material amendment to this Plan shall be made unless  approved in the manner provided for approval of this Plan in Section 4 hereof.

     Section  10. The  provisions  of the Plan are  severable  for each class of shares of the Funds and any action required  hereunder must be taken  separately for each class covered hereby.